UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  September 6, 2006

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 2 – FINANCIAL INFORMATION

Item 2.05  Costs Associated with Exit or Disposal Activities

On September 6, 2006, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release announcing a plan to close its Spruce Pine, North Carolina case goods manufacturing facility and convert its Atoka, Oklahoma upholstery manufacturing facility into a regional distribution center. In connection with this initiative, the Company will permanently cease production at both locations, allocating production among its remaining domestic manufacturing locations and selected offshore vendors. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The decision impacts approximately 465 employees with the reduction in headcount anticipated to occur throughout the second and third quarters of fiscal 2007. The Company will record a pre-tax restructuring and impairment charge of approximately $13.5 to $14.5 million ($8.4 to $9.1 million, after-tax) for costs associated with this initiative, of which approximately $3.7 million will result in future cash expenditures relating to employee severance and benefits and other plant exit costs, and approximately $9.8 to $10.8 million, which is non-cash in nature, relating to fixed asset impairment charges, primarily for real property and machinery and equipment.

Item 2.06 Material Impairments

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

The information set forth above in Item 2.05 is hereby incorporated into Item 7.01 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

      (d)  Exhibits

Exhibit 99.1	Description Press release dated September 6, 2006

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             ETHAN ALLEN INTERIORS INC.

Date: September 6, 2006	By: /s/ M. Farooq Kathwari M. Farooq Kathwari Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Description Press release dated September 6, 2006